EXHIBIT 31.2

CERTIFICATION PURSUANT TO

RULE 13a-14(a) or RULE 13d-14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

I, Roderick de Greef, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of BioLife Solutions, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  June 18, 2020

/s/ Roderick de Greef
Roderick de Greef
Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)